UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 29, 2012, American Woodmark Corporation (the “Company”) entered into a Second Amendment to the Revolving Line of Credit Note and Credit Agreement (the “Credit Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Company also modified the security arrangements related to the Credit Facility, and, as a result, was able to reduce restricted cash by $7.4 million as of April 30, 2012.

The amendment to the Credit Facility:

1.	Increased the interest rate on borrowings under the Credit Facility from LIBOR plus 1.25% to LIBOR plus 2.625%;

2.	Increased the unused commitment fee for the Credit Facility from 0.25% to 0.30%;

3.	Revised the maturity date for borrowings outstanding under the Credit Facility from December 31, 2015 to May 29, 2014;

4.	Reduced the required ratio of total liabilities to tangible net worth measured at the end of each fiscal quarter from not greater than 1.5 to 1.0, to not greater than 1.4 to 1.0;

5.
Added a requirement that the Company maintain a ratio of cash flow to fixed charges of not less than 1.25 to 1.0 measured at the end of each fiscal quarter on a rolling four-quarter basis, with “cash flow” defined as EBITDA plus rent and lease expense, minus taxes, minus dividends and stock repurchases, minus capital expenditures (excluding such expenditures relating to the sale of the Company’s assembly plant in Tahlequah, Oklahoma), and with “fixed charges” defined as the current portion of long-term debt, plus current capitalized lease obligations, plus interest expense, plus lease expense. “EBITDA” is defined as net income after taxes, plus non-cash restructuring charges, plus interest expense, plus taxes, plus depreciation and amortization, plus non-cash stock compensation charges;

6.
Added a requirement that the Company  maintain an asset coverage ratio of not less than 1.47 to 1.0 measured at the end of each calendar month, with “asset coverage ratio” defined as accounts receivables that are aged ninety (90) days or less from the date of invoice, are not attributable to goods in transit and are otherwise deemed eligible by Wells Fargo in its reasonable discretion, divided by the balance of the line of credit which is not cash secured; and

7.	Specified a maximum net loss that the Company could experience during its fourth quarter ended April 30, 2012.

On May 29, 2012, the Company also entered:

1.
an Addendum to a Security Agreement (Financial Assets) executed in favor of Wells Fargo, effective as of April 26, 2012, which reduced the amount of restricted cash and securities required to be held as security for the Company’s obligations to Wells Fargo from 100% to 50% of the total of the outstanding principal under the Credit Agreement and the Company’s other obligations to Wells Fargo, and

2.	a new Security Agreement, which granted to Wells Fargo a security interest in substantially all of the Company’s assets as security for the Company’s indebtedness and other obligations to Wells Fargo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ JONATHAN H. WOLK	/s/ KENT B. GUICHARD

Jonathan H. Wolk	Kent B. Guichard
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: June 4, 2012	Date: June 4, 2012
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer